Exhibit 99.1

NEWS

For Immediate Release

For additional information contact:

Marty Schwenner

Vice President, Chief Financial Officer

Magnetek, Inc.

262-703-4282

mschwenner@magnetek.com

Magnetek, Inc. Sells Telecom Power Systems Assets and Business

to Myers Power Products, Inc.

Menomonee Falls, Wis., September 26, 2008 — Magnetek, Inc. (“Magnetek” or “the Company”, NYSE: MAG) today announced that it has completed the sale of the assets of its telecom power systems (TPS) business, which manufactures backup power systems for wireless applications, to Myers Power Products, Inc. (“Myers”), Corona, Ca.  The purchase price of $1.25 million (subject to post-closing adjustments) was paid in cash by Myers to Magnetek upon closing.  The Company had previously written down the value of the TPS business to an estimated fair value of $1.3 million in June 2008.

In April 2008, Magnetek announced its intention to divest its telecom power business and accordingly began accounting for the business as a discontinued operation in its fiscal 2008 fourth quarter. As previously announced, the Company intends to concentrate its efforts on enhancing shareholder value through investment in and growth of its core power control and systems businesses. The Company also intends to focus on strategic acquisitions in its product lines serving the material handling, elevator, and alternative energy industries. “We’re pleased we could come to an agreement with Myers Power and look forward to pursuing growth opportunities in our core areas of expertise,” said Peter McCormick, Magnetek’s executive vice president and chief operating officer.

Magnetek manufactures digital power and motion control systems used in material handling, people moving and energy delivery.  The Company is headquartered in Menomonee Falls, Wis. in the greater Milwaukee area and operates manufacturing facilities in Pittsburgh, Pa, Canonsburg, Pa and Mississauga, Ontario, Canada as well as Menomonee Falls. On August 13, 2008, the Company reported revenues of $100 million for its 2008 fiscal year, which ended June 29, 2008. For more information, please visit www.magnetek.com.

N49 W13650 Campbell Drive     Menomonee Falls, WI  53051     262.783.3500     262.783.3510 Fax     www.magnetek.com

Myers Power Products is a private company based in Corona, California, with additional manufacturing facilities in Bethlehem, Pennsylvania, North Canton, Ohio and San Luis, Mexico. Myers Power Products is a worldwide manufacturer of electrical switchgear, power control systems, electrical service pedestals, custom cabinets and enclosures, UPS, and emergency lighting systems.  For further information please visit www.myerspowerproducts.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company “believes,” “anticipates,” “expects,” “plans,” or “estimates” or words of similar meaning.  Similarly, statements that describe future plans, objectives, outlooks, targets, guidance or goals are also forward-looking statements.  These forward-looking statements are based on the Company’s expectations and are subject to risks and uncertainties that cannot be predicted or quantified and are beyond the Company’s control.  Future events and actual results could differ materially from those set forth in, contemplated by, or underlying these forward-looking statements. These include, but are not limited to, economic conditions in general, business conditions in material handling, elevator, mining, and alternative energy markets, operating conditions, competitive factors such as pricing and technology, risks associated with acquisitions and divestitures, legal proceedings and the risk that the Company’s ultimate costs of doing business exceed present estimates.  Other factors that could cause actual results to differ materially from expectations are described in the Company’s reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.